Exhibit 10(iii)-4

CNB FINANCIAL CORPORATION

2009 STOCK INCENTIVE PLAN*

Section 1. Purpose. The purpose of this Plan is to advance the interests of CNB Financial Corporation and its shareholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

Section 2. Definitions. Certain capitalized terms applicable to this Plan are set forth in Appendix A.

Section 3. Administration. This Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include the exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive (subject to the provisions of Section 10 hereof) the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the sole discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by (i) the Company, (ii) any predecessor of the Company or (iii) a company acquired by the Company or with which the Company combines. The number of Common Shares underlying such substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their Permitted Transferees). The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Participants.

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any other officer of the Company in connection with the performance of duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

*	As approved by the shareholders on April 21, 2009.

Section 4. Participation. Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee, in its sole discretion.

Section 5. Awards under this Plan.

(a) Types of Awards. Awards under this Plan include (i) Stock Options and (ii) awards of Common Shares.

(b) Maximum Number of Common Shares that May be Issued. The maximum aggregate number of Common Shares available for issuance under Awards granted under this Plan shall be 500,000. The aggregate number of Common Shares available for issuance under the Plan shall be reduced by one (1) Common Share for each Common Share issued in settlement of an Award. No Eligible Person may receive Stock Options under this Plan for more than 10,000 Common Shares in any fiscal year of CNB. No more than 75,000 Common Shares in the aggregate may be awarded under this Plan in any fiscal year of CNB, and no Eligible Person may be awarded more than 10,000 Common Shares under this Plan in any fiscal year of CNB. The foregoing limitations shall be subject to adjustment as provided in Section 11 hereof, but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code or, (ii) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Common Shares issued pursuant to an Award are forfeited or cancelled, then such Common Shares that are forfeited or cancelled shall be or become available for issuance under this Plan. Common Shares (i) delivered in payment of the exercise price of a Stock Option, or (ii) delivered to or withheld by the Company to pay withholding taxes shall not become available for issuance under the Plan.

(c) Rights with Respect to Common Shares and Other Securities. Except as provided in subsection 7(c) hereof with respect to Awards of Restricted Stock and unless otherwise determined by the Committee, in its sole discretion, a Participant to whom an Award is made (and any Person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Common Shares or other evidence of ownership is issued to such Participant or until the Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares.

Section 6. Stock Options. The Committee may grant only Nonqualified Stock Options. Each Stock Option granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe, from time to time, in accordance with this Plan and shall comply with the applicable terms and conditions of this section and this Plan and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its sole discretion, shall establish.

(a) The exercise price of a Stock Option shall not be less than the Fair Market Value of the Common Shares subject to such Stock Option on the date of grant of the Stock Option, as determined by the Committee. Unless otherwise determined by the Committee in the documentation evidencing its approval action, the exercise price of a Stock Option shall be equal to 100% of the Fair Market Value of the Common Shares subject to such Stock Option on the date of grant of such Stock Option.

(b) On or before the date of grant of the Stock Option, the Committee shall determine the number of Common Shares to be subject to each Stock Option and shall identify the name of the Eligible Person to receive such Stock Option.

(c) Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d) A Stock Option shall not be exercisable:

(i) after the expiration of ten (10) years from the date it is granted; and

(ii) unless payment in full is made for the shares being acquired under such Stock Option at the time of exercise as provided in subsection 6(f) hereof.

(e) It is the intent of CNB that all Stock Options granted under this Plan be classified as Nonqualified Stock Options and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

(f) For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Common Shares, the surrender of another outstanding Award under this Plan, broker-assisted cashless exercise or any combination thereof) as the Committee may determine, in its sole discretion. Stock Options granted under this Plan shall be exercised by the Participant as to all or part of the Common Shares covered thereby by the giving of written notice of the exercise thereof to the Company at the principal business office of the Company, specifying the number of Common Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given for the payment of the purchase price against delivery of the Common Shares being purchased.

Section 7. Awards of Common Shares. The Committee may grant Awards of Common Shares. Each such Award under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe, from time to time, in accordance with this Plan and shall comply with the applicable terms and conditions of this section and this Plan and with such other terms and conditions as the Committee, in its sole discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be issued to a Participant pursuant to the Award and the extent, if any, to which they shall be issued in exchange for cash, other consideration or both; provided that any consideration for the Award shall not exceed the aggregate Fair Market Value of the Common Shares awarded. The Committee may provide in the agreement a vesting schedule, which shall specify when the Award shall become vested, and may provide for the acceleration of the vesting schedule if the Committee determines that it is in the best interests of the Company and Participant to do so.

Notwithstanding any such vesting schedule, or any determination made by the Committee, no Award will vest if to do so would create a situation that would result in an “excess parachute payment” within the meaning of Section 280G.

(b) Until the expiration of such period, if any. as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee, in its sole discretion, shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate or other evidence of ownership representing the Common Shares subject to such Award. The standard vesting schedule applicable to Awards of Restricted Stock shall provide for vesting of such Awards, in one or more increments, over a service period of not less than three (3) years; provided, however, that this limitation shall not (i) apply to Awards for Restricted Stock under this Section 7 for up to an aggregate of 10% of the maximum number of Common Shares that may be issued under this Plan or (ii) adversely affect a Participant’s rights under another plan or agreement with the Company.

(c) Unless otherwise determined by the Committee, in its sole discretion, a Participant to whom an Award of Restricted Stock has been made (and any Person succeeding to such Participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Common Shares awarded (or after the Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares) and prior to the expiration of the Restricted Period, ownership of such Common Shares, including the right to vote such Common Shares and to receive dividends or other distributions made or paid with respect to such Common Shares (provided, that such Common Shares, and any new, additional or different shares, or Other CNB Securities or property or other forms of consideration that the Participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the capital structure of CNB shall be subject to the restrictions set forth in this Plan as determined by the Committee, in its sole discretion) subject, however, to the restrictions and limitations imposed thereon pursuant to this Plan.

Section 8. Termination of Employment. Upon termination of employment of any employee with the Company, or cessation of a director’s service on the Board, an Award previously granted to the employee or director, as the case may be, unless otherwise specified by the Committee in the agreement evidencing such Award and, to the extent not inconsistent with Section 13 or 14 hereof, shall, to the extent not theretofore exercised with respect to any Stock Options, or to the extent that any of the designated goals (including any service period) have not been achieved within the designated period prior to the lapse of any restrictions or vesting of any other Award, such Award shall become null and void and shall be forfeited as of the last day of the month after such termination or cessation, provided, that:

(a) if the employee or director shall die while in the employ of the Company or while serving on the Board and at a time when such employee or director was entitled to exercise such Stock Option as herein provided, the legal representative of such employee or director, or such person who acquired such Award by bequest or inheritance or by reason of the death of the employee or director, may, not later than the last day of the 12th month following the month of death, exercise such Award, to the extent not theretofore exercised, as specified by the Committee in the agreement evidencing such Award;

(b) if the employment of an employee or the service of a director to whom a Stock Option shall have been granted shall terminate by reason of the employee’s or director’s retirement (at such age or upon such conditions as shall be specified by the Board), or disability (as described in Section 22(e)(3) of the Code) and while such employee or director is entitled to exercise such Stock Option as herein provided, such employee or director shall have the right to exercise such Stock Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Common Shares as specified by the Committee in such Stock Option at any time up to and including the last day of the 36th month after the month of retirement or disability;

(c) if an employee voluntarily terminates his or her employment or is discharged for cause, or if a director is discharged for cause, any Award granted hereunder shall, unless otherwise specified by the Committee in the agreement evidencing such Award, forthwith terminate and be forfeited with respect to any unexercised (with respect to options) or unvested (with respect to stock awards) portion thereof; if a director voluntarily terminates his or her service on the Board, his or her option shall terminate on the last day of the 12th month after the month he or she ceases to be a director;

(d) if an optionee ceases to be a director or an employee within 24 months following a change-in-control as defined in Section 10 (other than an employee’s termination for cause), his or her option shall terminate on the last day of the 12th month after the month the optionee ceases to be an employee or director.

Notwithstanding a vesting schedule or any of the foregoing, in the case of an optionee who is an employee, all options and shares of Common Stock issued to the holder under the Plan shall be forfeited if the Company in its sole discretion determines that the optionee has, at any time during the earlier of the Expiration Date or the last day of the 12-month period following termination of employment, violated the terms of any agreement with the Company or a subsidiary regarding (i) engaging in a business that competes with the business of the Company or any subsidiary, (ii) interfering in any material respect with any contractual or business relationship of the Company or any subsidiary, or (iii) soliciting the employment of any person who was, during such period, a director, officer, partner, employee, agent or consultant of the Company or a subsidiary.

If a Stock Option granted hereunder shall be exercised by the legal representative of a deceased or disabled employee or director or former employee or director, or by a person who acquired a Stock Option granted hereunder by bequest or inheritance or by reason of death of any employee or director or former employee or director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option.

For purposes of this Plan, the term “for cause” shall mean (i) with respect to an employee or director who is party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company, which agreement or plan contains a definition of

“for cause” or “cause” (or words of like import) for purposes of termination of employment or service as a director thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements or plans or (ii) in all other cases, (a) the willful commission by an employee or director of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (b) the commission by an employee or director of an act of fraud in the performance of such employee’s or director’s duties on behalf of the Company or (c) the continuing willful failure of an employee or director to perform the duties of such employee or director to the Company (other than such failure resulting from the employee’s or director’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee or director by the Board or the Committee. For purposes of this Plan, no act or failure to act on the employee’s or director’s part shall be considered “willful” unless done or omitted to be done by the employee or director not in good faith and without reasonable belief that the employee’s or director’s action or omission was in the best interests of the Company.

For purposes of this Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence, such individual shall be considered an “employee” for purposes of the exercise of a Stock Option and shall be entitled to exercise such a Stock Option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual’s right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual’s right to reemployment is guaranteed by statute or contract.

A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by CNB to employment by a subsidiary corporation or a parent corporation of CNB or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of CNB to employment by CNB or by another subsidiary corporation or parent corporation of CNB. Furthermore, solely for purposes of determining the rights and obligations under any outstanding Awards theretofore granted, in the event that CNB ceases to own, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of a subsidiary company by virtue of a recapitalization, stock dividend, stock split, split-up, spin-off, combination of shares or other like change in capital structure of CNB, the Committee may determine that employment by such former subsidiary (or any parent or subsidiary company of such subsidiary) shall continue to be deemed to be employment by the Company for purposes of this Plan.

In the event of the complete liquidation or dissolution of a subsidiary corporation, or in the event that CNB ceases to own, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation (except as provided in the preceding paragraph), any unexercised Stock Option, any unvested Award and any Award for which restrictions have not lapsed theretofore granted to any person employed by such subsidiary corporation will be deemed canceled and forfeited unless such person is employed by CNB or by any parent corporation or subsidiary corporation of CNB after the occurrence of such event. In the event a Stock Option is to be canceled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee holding such unexercised Stock Option and such holder will have the right to exercise such Stock Option in full during the thirty (30) day period following notice of such cancellation.

Notwithstanding anything to the contrary contained in this Section 8 hereof, in no event shall any person be entitled to exercise any Stock Option after the expiration of the period of exercisability of such Stock Option as specified therein.

Section 9. Transferability of Awards. A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee.

Section 10. Amendment or Substitution of Awards under this Plan; Change in Control. The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee, in its sole discretion, in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or the payment under any Award) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided, that no such amendment or modification shall: (i) accelerate the vesting or exercisability of any Award, other than in connection with a Participant’s death, disability (as described in Section 22(e)(3) of the Code), retirement (at such age or upon such conditions as shall be specified by the Board) or a change-in-control or other transaction contemplated by this Section 10 or (ii) adversely affect in a material manner any right of a Participant under the Award without his or her written consent. Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the Treasury Regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant. The Committee may, in its sole discretion and, to the extent not inconsistent with Section 13 hereof, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.

Notwithstanding any provision of this Plan to the contrary, except in the event of a “change-in-control” or a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Common Shares, Other CNB Securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other CNB Securities, issuance of warrants or other rights to purchase Common Shares or Other CNB Securities or other similar corporate transaction or event that affects the Common Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or cancel or surrender outstanding Stock Options in exchange for cash, other Awards or Stock Options with an exercise price that is less than the exercise price of the original Stock Options without shareholder approval.

In the event of a “change-in-control” of CNB and to the extent not inconsistent with Section 13 hereof, all then outstanding Awards shall immediately become exercisable and shall vest and all restrictions shall lapse. For purposes of this Plan, a “change-in-control” of the Company occurs if: (i) any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (a) 50% or more of the combined voting power of the Company’s then-outstanding securities or (b) 25% or more but less than 50% of the combined voting power of the Company’s then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by the Board, (ii) at any time a majority of the members of the Board consists of individuals other than individuals who were nominated by members of the Board or (iii) the Board shall approve a sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a change-in-control is a distribution event for purposes of an Award, the foregoing definition of change-in-control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5).

The Committee, in its sole discretion and to the extent not inconsistent with Section 13 hereof, may determine that, upon the occurrence of a transaction described in the preceding paragraph, that each Award outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each such Award, cash in an amount equal to the fair market value of such Award (if any) as determined by the Committee, in its sole discretion.

Section 11. Dilution and Other Adjustments. In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Common Shares, Other CNB Securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other CNB Securities, issuance of warrants or other rights to purchase Common Shares or Other CNB Securities or other similar corporate transaction or event affects the Common Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in an equitable manner, (i) adjust any or all of (a) the aggregate maximum number of Common Shares or Other CNB Securities (or number and kind of other securities or property) with respect to which Awards may be granted under this Plan pursuant to

Section 5(b) hereof, (b) the individual maximum number of Common Shares that may be granted as Stock Options to a Participant pursuant to Section 5(b) of this Plan, (c) the number of Common Shares or Other CNB Securities (or number and kind of other securities or property) subject to outstanding Awards and (d) the grant or exercise price with respect to any outstanding Award, (ii) if deemed appropriate, provide for an equivalent Award or substitute Award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that, in each case, any such adjustment shall be performed in accordance with the applicable provisions of the Code and the Treasury Regulations issued thereunder so as to not affect the status of: (A) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code or (B) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Unless otherwise provided by the Committee, all outstanding Awards shall terminate immediately prior to the consummation of any dissolution or liquidation of the Company. Any such termination or adjustment made by the Committee will be final, conclusive and binding for all purposes of this Plan.

Section 12. Time of Granting of an Award. The date of grant of an Award shall, for all purposes, be the date on which the Committee approves such Award, or such other later date as determined by the Committee at the time of such approval. Notice of the approval shall be given to each Participant to whom an Award is granted within a reasonable time after the date of the grant.

Section 13. Section 409A. Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed), and the following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date of the Participant’s Separation from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award agreement.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether and when a Separation from Service or termination of employment of a Participant has occurred will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A; provided, however, that no deferral shall be permitted with respect to options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(d) The grant of stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. §1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Eligible Persons of the Company in which CNB has a controlling interest. In determining whether CNB has a controlling interest, the rules of Treas. Reg. §1.414(c)-2(b)(2)(i) shall apply; provided, that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant or any other Person due to the failure of an Award to satisfy the requirements of Section 409A.

Section 14. Section 280G.

(a) The provisions of this Section 14 shall apply notwithstanding anything in this Plan to the contrary. In the event that it shall be determined that any payment or distribution to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company and its Affiliates will apply a limitation on the Payment amount as specified in Section 14(b).

(b) The aggregate present value of the Payments under this Plan (“Plan Payments”) shall be reduced (but not below zero) to the Reduced Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Plan Payments without causing any Payment to be subject to the limitation of deduction under Section 280G of the Code. For purposes of this Section 14, “present value” shall be determined in accordance with Section 280G(d)(4) of the Code.

(c) All determinations to be made under this Section 14 shall be made by the nationally recognized independent public accounting firm used by the Company immediately prior to a change-in-control, which accounting firm shall provide its determinations and any supporting calculations to the Company and the Participant within ten (10) days of the Participant’s date of termination; provided, however, that, in the event that accounting firm will not or cannot make such a determination, the Company shall select another appropriate firm to make such determination.

(d) All of the fees and expenses of the accounting firm in performing the determinations referred to in this Section 14 shall be borne solely by the Company and its Affiliates.

Section 15. Miscellaneous Provisions.

(a) Any proceeds from Awards shall constitute general funds of the Company.

(b) No fractional shares may be delivered under an Award, but in lieu thereof, a cash or other adjustment may be made as determined by the Committee, in its sole discretion.

(c) No Eligible Person or other Person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken under this Plan shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved by the Company.

(d) No Participant or other Person shall have any right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all of the terms, conditions and provisions of this Plan and the Award applicable to such Participant (and each Person claiming under or through him or her) have been met.

(e) Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, each Award shall be subject to the requirement, if at any time the Committee shall determine, in its sole discretion, that such requirement shall apply, that the listing, registration or qualification of any Award under this Plan, or of the Common Shares, Other CNB Securities or property or other forms of payment issuable pursuant to any Award under this Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled in whole or in part until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Committee. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, no Common Shares, Other CNB Securities or property or other forms of payment shall be issued under this Plan with respect to any Award unless the

Committee shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which such Common Shares are listed. If the Committee determines that the exercise of any Stock Option would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed, the Participant holding such Stock Option shall have no right to exercise it until such time as the Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule, provided that the Stock Option shall not have expired prior to such time.

(f) To the extent applicable, it is the intent of CNB that this Plan and Awards hereunder comply in all respects with Rule 16b-3 and Sections 162(m), 409A and 280G, and (i) the provisions of this Plan shall be administered, interpreted and construed in a manner necessary to comply with Rule 16b-3 and Sections 162(m), 409A and 280G, the Treasury Regulations issued thereunder or an exception thereto (or disregarded to the extent this Plan cannot be so administered, interpreted or construed) and (ii) in no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 and Sections 162(m), 409A and 280G.

(g) The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of CNB to issue Common Shares, Other CNB Securities or property, other securities or property or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Person entitled to act) pay to CNB, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, CNB may refuse to issue Common Shares, Other CNB Securities or property, other securities or property or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, permit an Eligible Person (or any Person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing CNB to withhold, or agreeing to surrender to CNB on or about the date such tax liability is determinable, Common Shares, Other CNB Securities or property, other securities or property or other forms of payment, or any combination thereof, owned by such Person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such Person, having a fair market value equal to the amount of such taxes); provided, however, that any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(h) The expenses of this Plan shall be borne by the Company; provided, however, the Company may recover from a Participant or his or her Permitted Transferee, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant or Permitted Transferee in breach of this Plan or any agreement evidencing such Participant’s Award.

(i) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j) By accepting any Award or other benefit under this Plan, each Participant (and each Person claiming under or through him or her) shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

(k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards under this Plan or any Common Shares or Other CNB Securities issued pursuant to this Plan as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which such Common Shares or Other CNB Securities are listed.

(l) The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the Commonwealth of Pennsylvania.

(m) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o) The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p) For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 16. Plan Amendment or Suspension. This Plan may be amended or suspended in whole or in part at any time, from time to time, by the Committee or by the Board; provided, that no amendment shall be made without shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or other applicable law for which the Committee or Board deems it necessary or desirable to qualify or comply. No such amendment or suspension shall adversely affect in a material manner any right of a Participant under an outstanding Award without his or her written consent. Notwithstanding the foregoing or any provision of an Award to the contrary, the Board or the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of this Plan with Section 162(m), Section 280G, Section 409A or any other provision of the Code or other applicable law, the Treasury Regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of this Plan shall adversely affect the rights of a Participant. The Board may, in its sole discretion, submit any amendment to this Plan to the shareholders for approval.

Section 17. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating this Plan; or

(b) the tenth anniversary of the Board Approval Date.

No termination of this Plan shall materially alter or impair any of the rights or obligations of any Participant, without his or her written consent, under any Award previously granted under this Plan, except, further, that subsequent to termination of this Plan, the Committee may make amendments, modifications or terminations of Awards permitted under Section 10 hereof.

Section 18. Effective Date. This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date.

Section 19. Governing Law. This Plan and any Award granted under this Plan as well as any determinations made or actions taken under this Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without regard to its choice or conflicts of laws principles.

APPENDIX A

Unless otherwise determined by the Committee in the applicable Award agreement, the following terms shall have the meaning indicated:

“Award” shall mean the grant of rights to an Eligible Person under this Plan.

“Board” shall mean the board of directors of CNB Financial Corporation.

“Board Approval Date” shall mean the date of Board approval of this Plan, which was February 10, 2009.

“CNB” shall mean CNB Financial Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

“Committee” shall mean the Executive Compensation/Personnel Committee of the Board, or any successor thereto, or such other committee of the Board as is appointed by the Board to administer this Plan; provided, however, that the Board may designate itself as the Committee to administer this Plan (except for purposes of Awards intended to meet the requirements of performance-based compensation under Section 162(m) of the Code). Except as otherwise determined by the Board, the Committee (i) shall be comprised of not fewer than two (2) directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Committee consist of “Non-Employee Directors” (as defined in Rule 16b-3 or any successor rule), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Committee consist of “outside directors” (as defined in Treasury Regulation Section 1.162-27(e)(3)(i) or any successor regulation) and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which the Common Shares are listed.

“Company” shall mean CNB Financial Corporation and any parent, subsidiary or affiliate thereof.

“Common Shares” shall mean shares of common stock, no par value, of CNB Financial Corporation and stock of any other class into which such shares may thereafter be changed.

“Effective Date” shall mean the date of shareholder approval of this Plan.

“Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or who serve CNB or an affiliate as a director.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

“Fair Market Value” shall mean (i) with respect to the Common Shares, as of any date (a) if the Common Shares are listed on any established stock exchange, system or market, the closing market price of the Common Shares as quoted in such exchange, system or market on such date or, if the Common Shares are not traded on such date, on the closest preceding date on which the Common Shares were traded or (b) in the absence of an established market for the Common Shares, as determined in good faith by the Committee or (ii) with respect to property other than Common Shares, the value of such property, as determined by the Committee, in its sole discretion.

“Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6 hereof.

“Other CNB Securities” shall mean CNB Financial Corporation securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property) other than Common Shares.

“Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

“Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Plan” shall mean this CNB Financial Corporation 2009 Stock Incentive Plan.

“Restricted Period” has the meaning set forth in subsection 7(b) hereof.

“Restricted Stock” shall mean an Award of Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 7 hereof.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

“Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 280G” shall mean §280G of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 409A” shall mean §409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Separation from Service” shall mean the Participant’s death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. §1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

“Stock Option” shall mean an Award of a right to purchase Common Shares. The term Stock Option shall include only Nonqualified Stock Options.

“Treasury Regulations” shall mean final, proposed or temporary regulations of the Department of Treasury under the Code and any successor regulation.